UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2007
VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13175 (Commission File Number)	74-1828067 (IRS Employer Identification No.)

One Valero Way
San Antonio, Texas (Address of principal executive offices)	78249 (Zip Code)
Registrant’s telephone number, including area code: (210) 345-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Non-Employee Directors.
On July 12, 2007, the board of directors (the “Board”) of Valero Energy Corporation (the “Company” or “Valero”), upon the recommendation of the Compensation Committee of the Board (“Compensation Committee”), revised the compensation structure for non-employee members of the Board.
Under the revised compensation structure, non-employee directors will receive a retainer fee of $75,000 per year (increased from $60,000 per year), plus $2,000 for each Board and committee meeting attended in person (increased from $1,500); the $1,000 fee for each Board and committee meeting attended telephonically was not revised. In addition, under the new structure the director who serves as the designated lead director will receive an additional retainer fee of $20,000 per year. The existing committee chair retainer fees were not changed. Thus, a director who serves as chairperson of the Audit or Compensation Committee will receive a chair retainer of $20,000 annually, and a director who serves as chairperson of a committee other than the Audit or Compensation Committee will receive an annual chair retainer of $10,000.
The Company’s director compensation structure also includes grants of equity awards to supplement the cash compensation paid to non-employee directors and to increase the directors’ identification with the interests of Valero’s stockholders through ownership of Valero’s common stock, $.01 par value (“Common Stock”). These awards are granted under the Company’s Restricted Stock Plan for Non-Employee Directors (“Director Stock Plan”) and/or its 2005 Omnibus Stock Incentive Plan (the “Omnibus Plan”). Under Valero’s prior compensation structure, each non-employee director received an annual grant of Common Stock valued at $80,000 which vested in equal installments over a three-year period. Under the revised compensation structure, each non-employee director will receive an annual grant of Common Stock valued at $160,000 (“Director Shares”) on the date of Valero’s annual meeting of stockholders. For first-time grants of Director Shares to new a director, the shares will vest (become nonforfeitable) in equal annual installments over a three-year period. For second-time grants, one-third of the Director Shares will vest on the first anniversary of their grant date, and the remaining two-thirds will vest on the second anniversary of their grant date. For third-time grants, 100% of the Director Shares will vest on the first anniversary of their grant date. Subsequent grants will not be restricted and will vest immediately upon receipt.
The compensation structure for grants of stock options to non-employee directors did not change. Thus, as in prior practice, upon a non-employee director’s initial election to the Valero Board, the director will receive a one-time grant of 10,000 options from the Omnibus Plan that will vest and become exercisable on the first anniversary of their grant date. Stock options granted from the Omnibus Plan will have an exercise price equal to the market price of the Common Stock on the date of grant, and will expire on the seventh anniversary of their grant date.

Named Executive Officers.
     Salaries.
On July 12, 2007, the Board’s independent directors, upon the recommendation of the Compensation Committee, granted an increase in the annual base salaries of Valero’s senior executive officers to the following amounts:

William R. Klesse	$1,500,000
Gregory C, King	$905,000
Michael S. Ciskowski	$580,000
Richard J. Marcogliese	$555,000
Joseph W. Gorder	$423,000
S. Eugene Edwards	$410,000
     SERP Amendments.
Valero maintains a non-qualified Supplemental Executive Retirement Plan (“SERP”) which provides supplemental pension benefits to certain highly compensated employees. The SERP provides eligible employees with additional post-retirement benefits that cannot be achieved with tax-qualified plans due to Internal Revenue Code limits on (i) annual compensation that can be taken into account under qualified plans, or (ii) annual benefits that can be provided under qualified plans. All of Valero’s “named executive officers” (as determined pursuant to Item 402(a) of Regulation S-K) participate in the SERP.
On July 11, 2007, the Compensation Committee approved amendments to Valero’s SERP to, among other things, eliminate the SERP’s annuity form of benefit payment, and replace it with a lump sum form of benefit payment. Additional amendments were approved to conform certain provisions of the SERP with Section 409A of the Internal Revenue Code and the regulations thereunder. The SERP amendments will be effective as of January 1, 2008. An amended and restated SERP document will be filed as an exhibit to Valero’s Form 10-Q for the quarter ended June 30, 2007.
     Change of Control Severance Agreements.
Valero has previously entered into Change of Control Severance Agreements with each of its executive officers. The benefits and rights that accrue to the officers under the agreements are generally categorized as “Tier I,” “Tier II,” and “Tier III” benefits. On July 11, 2007, the Compensation Committee authorized the Company to enter into Tier I Change of Control Severance Agreements with Messrs. King, Ciskowski, Marcogliese, Gorder, and Edwards, who were formerly parties to Tier II-type agreements (Mr. Klesse is already party to a Tier I agreement).
The Tier I agreements generally provide that if after a change of control, as defined in the agreement, the company terminates the executive’s employment (other than for “cause,” death or “disability,” as defined in the agreement) or if the executive terminates his employment for “good reason,” as defined in the agreement, the executive is generally entitled to receive the following: (A) a lump sum cash payment equal to the sum of (i) accrued and unpaid compensation through the date of termination, including a pro-rata annual bonus; (ii) three times the sum of the executive’s annual base salary plus the executive’s highest annual bonus from the past three years, (iii) the amount of the actuarial present value of the pension benefits (qualified and nonqualified) the executive would have received for an additional three years of service, and (iv) the equivalent of three years of employer contributions under Valero’s tax-qualified and supplemental defined contribution plans; (B) continued welfare benefits for three years; and (C) up to $25,000 of outplacement services.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 12, 2007, the Board approved amendments to Valero’s bylaws (“Bylaws”) to, among other things, provide for a majority voting standard in uncontested elections of directors. The following summary of the amendments to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated Bylaws filed as Exhibit 3.01 to this report and incorporated by reference herein.
Article I, Section 9 of the Bylaws was amended to describe the requirements for the information that must be contained in a stockholder’s notice of a nomination of a person for election to Valero’s Board, or a proposal of business to be considered at a meeting of Valero’s stockholders.
Article I, Section 12 was added to the Bylaws (i) to provide that each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present, except in the instance of a contested election, and (ii) to provide for a tendered-resignation procedure in the event an incumbent director does not receive a majority of the votes cast for his or her election.
Article I, Section 13 was added to the Bylaws to provide that a director nominee, to be eligible for reelection or election, must deliver to the Company’s Secretary a completed and signed questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made.
Certain technical and conforming amendments were also made to the Bylaws. The amendments were effective as of July 12, 2007.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

3.01	—	Amended and Restated Bylaws of Valero Energy Corporation (as of July 12, 2007).
10.01	—	Form of Change of Control Severance Agreement (Tier I) — incorporated by reference to Exhibit 10.01 to Valero’s Current Report on Form 8-K dated January 17, 2007, and filed January 19, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION
Date: July 17, 2007	By:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President and Secretary

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